SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant x
Filed by a Party other than the Registrant o

Check the appropriate box:

o Preliminary Proxy Statement
o Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
x Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Materials Pursuant to Rule 14a-11(c) or Rule
14a-12

                                   THE SHERWOOD GROUP, INC.
      (Name of Registrant as Specified in Its Charter)

                                   THE SHERWOOD GROUP, INC.
         (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

x   $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
14a6(i)(2) or Item 22(a)(2) of Schedule 14A.
o $500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).
o   Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and
O-11.

  1)  Title of each class of securities to which transaction applies: N.A.

   2)  Aggregate number of securities to which transaction

                          applies:

                                   N.A.

 3)  Per unit price or other underlying value of transaction computed
pursuant to Exchange Act Rule O-11:
(Set for th the amount on which the filing fee is calculated
                             and
state how it was determined):

                                   N.A.

  4)  Proposed maximum aggregate value of transaction:

                                   N.A.

  5)  Total fee paid:

                                   N.A.

  o Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
  Identify the previous filing
   by registration statement number, or the Form or
                   Schedule and the
  date of its filing.

  1)  Amount Previously Paid:
  2)  Form, Schedule or Registration Statement No.:
  3)  Filing Party:
  4)   Date Filed:

                 The Sherwood Group, Inc.
                 Ten Exchange Place Centre
               Jersey City, New Jersey 07302

                 Notice Of Annual Meeting Of Stockholders
                    To Be Held October 22, 1996


The  1996  Annual  Meeting of the Stockholders of The
Sherwood Group, Inc. (the "Company") will be held at the Company's offices at 10 Exchange Place, Jersey
City, New Jersey 07302, 15th Floor, on October 22, 1996 at 4:00 p.m., New York City time for the following purposes:

         (1) To elect three Class 3 directors to hold office for a term of three years or until their successors have been duly elected and qualified.

         (2) To ratify the appointment of KPMG Peat
             Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1997.

         (3) To approve The Sherwood Group, Inc.
             1996 CEO Bonus Plan.

         (4) To approve The Sherwood Group, Inc.
             1996 Executive Incentive Award Plan.

         (5) To  transact such other business as
             may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 28, 1996, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Your  attention  is directed to the accompanying Proxy
Statement for further information regarding each proposal to be made.

All stockholders are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States.

                                   By Order of the Board of Directors
                                   Dennis Marino
                                   Secretary

September 10, 1996
New York, New York

                       The Sherwood Group, Inc.
                       Ten Exchange Place Centre
                     Jersey City, New Jersey 07302

                 Proxy Statement For Annual Meeting

This Proxy Statement is furnished by the Board of Directors (the "Board of Directors" of The
Sherwood Group, Inc.,  a  Delaware corporation  (the
"Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's offices at Ten Exchange Place Centre,
Jersey  City, New Jersey 07302,  15th  Floor,  on
October 22, 1996 at 4:00 p.m. New York City time, and at any adjournment thereof. This Proxy
Statement and the accompanying Annual Report, Notice and Proxy are being mailed to stockholders on or about September 10, 1996. The principal executive offices of the Company are located at the address indicated above.
Only stockholders of record at the close of business on the record date, August 28, 1996, will be entitled to vote at the Meeting and at all adjournments thereof.
On August 28, 1996, there were outstanding and entitled to vote 13,017,161 shares of the Company's common stock, $.01 par value per share (the "Common
Stock"). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.
A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Holders of Common Stock have no cumulative voting rights.


                           Voting Of Proxies
If  a  proxy  is  properly  signed by a stockholder
and  is  not revoked,  the  shares represented
thereby will be  voted  at  the Meeting in the manner
specified on the proxy, or if no manner  is specified
with respect to any matter therein, such shares will
be voted  by  the  persons designated therein (with
respect  to  the matters  as  to which the
stockholder is entitled  to  vote)  (a) "FOR"  the
election of each of Carl H. Hewitt, John P. Duffy
and Thomas  Neumann  as  Class 3 directors of the
Company  ("Proposal 1"),  (b) "FOR" the ratification
of the appointment of KPMG  Peat Marwick LLP as the
Company's independent auditors for the  fiscal year
ending May 31, 1997 ("Proposal 2"), (c) "FOR" the
approval of  The Sherwood Group, Inc. 1996 CEO Bonus
Plan ("Proposal  3"), (d) "FOR" the approval of The
Sherwood Group, Inc. 1996 Executive Incentive  Award
Plan ("Proposal 4") and (e) in connection  with the
transaction of such other business as may properly be
brought before the Meeting, in accordance with the
judgment of the person or persons voting the proxy.
If any of the nominees for director is  unable  to
serve or for good cause will not serve,  an  event
that is not anticipated by the Company, the shares
represented by the  accompanying  proxy will be voted
for a  substitute  nominee designated by the Board of
Directors or the Nominating  Committee thereof  or
the Board of Directors may determine to  reduce  the
size of the Board of Directors.
A  proxy  may be revoked by the stockholder at any
time prior  to the  voting thereof by giving notice
of revocation in writing  to the Secretary of the
Company, by duly executing and delivering to the
Secretary of the Company a proxy bearing a later date
or  by voting in person at the Meeting.
Directors  of the Company will be elected by a
plurality  of  the vote of the outstanding shares of
Common Stock present, in person or   by  proxy,  and
entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common
Stock present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of, unless otherwise required by the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation, any other matter which may be put to a stockholder vote at the Meeting. Except for the election of directors, as to any particular proposal, abstentions will have the same effect as a vote against that proposal, and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal. Votes cast, either in person or by proxy, will be tabulated by The
American  Stock Transfer Company, the Company's transfer agent.


            Voting Securities and Principal Holders Thereof

Security Ownership Of Certain Beneficial Owners

The following table sets forth certain information, as of August 28, 1996, regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common
Stock. The Company has been advised that each stockholder listed below has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes following the table.

            Name and Address        Amount of
           of Beneficial Owner   Beneficial Ownership  Percentage of Class

         S.G.I. Partners,L.P.
         412 Harwood Building         4,000,000 (1)<F1>       30.73%
         Scarsdale, NY 10583

         Carl H. Hewitt
         120 Broadway
         New York, NY 10006           4,000,000 (1)<F1>       30.73%

         Arthur Kontos
         10 Exchange Place
         Jersey City, NJ 07302        2,881,100 (2)<F2>       21.77%

         Peter A. Kellogg
         120 Broadway
         New York, NY 10006           1,025,000 (3)<F3>        7.87%

         Richard J. Marino
         10 Exchange Place              627,635 (4)<F4>        4.82%
         Jersey City,  NJ 07302

<F1>(1)   Comprised  of  4,000,000 shares of Common Stock held
   by  S.G.I. Partners, L.P.  ("S.G.I.").  See "Certain
   Relationships and Related Transactions."

<F2>(2)  Comprised of 1,315,708 shares of Common Stock held by
   Mr. Kontos and 219,533 shares of Common Stock underlying Mr. Kontos' currently exercisable stock options. Also includes
   125,000 shares of Common Stock held by Arthur Kontos
   Foundation, 778,562 shares of Common Stock held by limited partnerships of which Mr. Kontos is the general partner and Mr. Kontos' children are sole limited partners and 442,297 shares over which he has only sole voting power which are subject to a voting trust agreement with his former wife.

<F3>(3)  Comprised of 675,000 shares of Common Stock held by Mr.
   Kellogg and 350,000 shares of Common Stock held by a corporation, all of whose voting stock is held by Mr. Kellogg and of which Mr. Kellogg is president.

<F4>(4)  Consists of 615,341 shares of Common Stock held by Mr.
   R. Marino and 12,294 shares of Common Stock underlying Mr. R. Marino's currently exercisable stock options. Does not include 1,523 shares of Common Stock currently held by the Employee Stock Ownership Trust (the "ESOP") with respect to which Mr. R. Marino and two other officers of the Company are trustees. See "Employee Stock Ownership Plan" for a description of how shares of the Common Stock held by the ESOP are voted.

Security Ownership Of Management

The  following table sets forth certain information, as of
August 28,  1996,  regarding the beneficial ownership  of
the  Company's Common  Stock  by each director and
named executive  officer  (see "Compensation of
Directors and Executive Officers") of the Company and
by  all  directors and executive officers as  a
group.   The Company  has been advised that each
stockholder listed  below  has sole  voting  and
dispositive power with respect  to  such  shares
unless   otherwise  noted  in  the  footnotes   below.
Sherwood Securities   Corp.  ("Sherwood  Securities")
is  a   wholly-owned subsidiary  of  the Company
specializing in the wholesale market making of over-the-counter securities.

                                 Amount
       Name and Title        of Beneficial    Percentage of
                              Ownership(1)<F1>      Class


       Arthur Kontos,         2,881,100(2)<F2>      21.77%
       Vice Chairman of
       the Board
       and Chief
       Executive
       Officer
       of the Company

       James H. Lynch,           35,000                 *
       Jr., Chairman of
       the Board and
       Director

       John P. Duffy,            32,000(3)<F3>          *
       Director

       Carl H. Hewitt,        4,000,000(4)<F4>       30.73%
       Director

       Dennis Marino,           218,698(5)<F5>        1.67%
       Executive Vice
       President and
       Chief Administrative
       Officer
       of the Company;
       President of
       Sherwood
       Securities

       Richard J.               627,635(6)<F6>        4.82%
       Marino,
       Chairman of the
       Board
       of Sherwood
       Securities

       Thomas Neumann,          223,810(7)<F7>        1.71%
       Executive Vice
       President of the
       Company; Head of
       Capital Markets
       of Sherwood
       Securities

       Ralph N. Del Deo          30,000(8)<F8>           *
       Director

       William Karsh,            35,501(9)<F9>           *
       Executive
       Vice President
       and Treasurer
       of the Company

       Stephen J. DiLascio            0                  *
       Director,
       Managing General
       Partner of
       Equitrade Partners

                            Amount
  Name and Title        of Beneficial      Percentage of
                        Ownership(1)<F1>       Class

  Directors and              8,083,744             60.32%
  Executive
  Officers as a
  Group
  (10 Persons)

  * Less than 1%

<F1>(1)   Does not include 1,523 shares of Common Stock held by
the ESOP with respect to which Messrs. R. Marino and D. Marino are trustees. See "Employee Stock Ownership Plan" for a description of how shares of Common Stock held by the ESOP are voted.

<F2>(2)  Consists of 1,315,708 shares of Common Stock held by Mr.
Kontos, 219,533 shares of Common Stock underlying Mr.
Kontos' currently exercisable stock options, 125,000 shares of Common Stock held by the Arthur Kontos Foundation, 778,562 shares of Common Stock held by limited partnerships of which Mr. Kontos is the general partner and Mr. Kontos' children are sole limited partners and 442,297 shares over which he has only sole voting power which are subject to a voting trust agreement with his former wife.

<F3>(3)   Consists of 30,000 shares of Common Stock held  by  Mr.
Duffy and 2,000 shares of Common Stock held in trust for Mr. Duffy's children.

<F4>(4)   Consists  of 4,000,000 shares of Common Stock held by
S.G.I. Partners, L.P. ("S.G.I.").  See "Certain Relationships and
Related Transactions."

<F5>(5)   Consists of 173,508 shares of Common Stock held by  Mr.
D. Marino and 45,190 shares of Common Stock underlying Mr. D.
Marino's currently exercisable stock options.

<F6>(6)   Consists of 615,341 shares of Common Stock held by Mr.
R. Marino and 12,294 shares of Common Stock underlying Mr. R.
Marino's currently exercisable stock options.

<F7>(7)   Consists of 129,783 shares of Common Stock held by  Mr.
Neumann and 94,027 shares of Common Stock underlying Mr. Neumann's currently exercisable stock options.

<F8>(8)   Consists of 20,000 shares of Common Stock held  by  Mr.
Del Deo and 10,000 shares of Common Stock held by his wife.

<FN9>(9)  Consists of 23,162 shares of Common Stock  held  by  Mr.
Karsh  and  12,339  shares  of Common  Stock  underlying  Mr.
Karsh's currently exercisable stock options.
</FN9>

PROPOSAL 1.  ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation, which became effective on February 4, 1987, requires that the Board of Directors be divided into three classes. In accordance with the Company's Restated Certificate of Incorporation, at the 1987 annual meeting, Class 1 directors were initially elected for a term that expired as of the 1988 annual meeting of the stockholders of the Company, Class 2 directors were initially elected for a term that expired as of the 1989 annual meeting of stockholders and Class 3 directors were initially elected for a term that expired as of the 1990 annual meeting of stockholders. At each annual meeting, directors will be elected for a term of three years so that the term of office of one class of directors shall expire each year.

Three individuals are being nominated for election at the Meeting to serve as Class 3 directors for a term of three years or until the election and qualification of their successors.

The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is
required for the election of each director.   Unless  otherwise
directed, each proxy executed and returned by a stockholder will be voted for the election of Carl H. Hewitt, John P. Duffy and Thomas Neumann. If Mr. Hewitt, Mr. Duffy or Mr. Neumann becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or the Nominating Committee of the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why Mr. Hewitt, Mr. Duffy and Mr. Neumann may not be able to serve as directors if elected.

The Board of Directors recommends that each of the above nominees be elected as a director.

The name and age of each of the nominees and each of the incumbent directors whose term will continue following the Meeting, their respective positions with the Company and the period during which each such individual has served as a director are set forth below. Additional biographical information concerning each of the nominees and each of the incumbent directors and executive officers of the Company follows the table.


     Name             Age    Position with the       Director
                             Company                  Since

     Class 1
     Directors

     Dennis           50     Director, Executive      1981
     Marino                  Vice President,
                             Secretary and Chief
                             Administrative Officer

     James H.         65     Chairman of the Board    1989
     Lynch, Jr.

     Stephen J.       41     Director, Managing       1995
     DiLascio                General Partner of
                             Equitrade Partners

     Class 2
     Directors

     Arthur           50     Director, Vice Chairman  1988
     Kontos                  of the Board, Chief
                             Executive Officer

     Richard J.       52     Director, Senior Vice    1981
     Marino                  President, Chairman of
                             the Board of Sherwood
                             Securities

     Ralph N. Del     71     Director                 1993
     Deo

     Class 3
     Directors

     Carl H.          45     Director                 1991
     Hewitt

     John. P.         55     Director                 1992
     Duffy

     Thomas           32     Director, Executive      1992
     Neumann                 Vice President


Certain Biographical Information Concerning
Incumbent Directors and Executive Officers

James  H. Lynch, Jr. became Chairman of the Board of Directors  in
July 1989.  He is also an independent consultant to the securities
industry.   Mr.  Lynch was a general partner  and  member  of  the
Executive  Committee of Spear, Leeds & Kellogg, L.P.  a  New  York
limited partnership ("S.L.K."), for more than five years prior  to
his  retirement  from S.L.K. in June 1985.   S.L.K.  is  a  broker
dealer and a member of all major United States stock exchanges and acts as a specialist on the New York and American Stock Exchanges.
Mr.  Lynch  also  served as President of Spear,  Leeds  &  Kellogg
Securities,   Inc.  and  as  an  officer  and  director   of   its
wholly-owned  subsidiaries, First Options of Chicago  and  Troster
Singer  Corporation.   Mr.  Lynch is a  director  of  Consolidated
Purchasing Services, Inc. and Business Link Communications, Inc.

Arthur  Kontos  became  Vice  Chairman  of  the  Board  and  Chief
Executive Officer of the Company in October 1988.  Mr. Kontos  was
a  managing director of S.L.K. from June 1988 until October  1988, when he joined the Company.  He became a general partner of S.L.K.
in  1982 and President of S.G.I. Capital Holdings, Inc., a general partner  of  S.G.I. in 1988, from which positions he  resigned  in
December 1991.  S.G.I. currently holds 30.73% of the Common  Stock and  has the right to appoint two directors to the Company's Board of  Directors  pursuant to the terms of an agreement  between  the
Company  and  S.G.I.  From July 1978 until May  1988,  Mr.  Kontos served  as a director and as President and Chief Executive Officer of Troster Singer Corporation, currently a division of S.L.K.
Richard  J.  Marino  is  a  founder  of  Sherwood  Securities,   a
subsidiary   of  the  Company,  and  was  Secretary  of   Sherwood
Securities from its inception in 1968 until June 1988.  In  August
1987,  Mr.  Marino was elected Chairman of the Board  of  Sherwood
Securities.   Mr.  Marino has served as director of  International
Equity  Trading  for Sherwood Securities since 1979.   In  January
1988,  he  assumed the responsibility of director  of  all  equity trading.  In April 1988, he ceased his individual trading activity to  serve full time as director of all equity trading.  In  August
1988,  Mr.  Marino returned to trading a list of securities.   Mr.
Richard J. Marino and Mr. Dennis Marino are brothers.

Dennis  Marino  has  served as the Company's Chief  Administrative
Officer  since  1986  and  was  appointed  President  of  Sherwood
Securities, a subsidiary of the Company, in January 1988.  He  has
been  employed  by Sherwood Securities since February  1969.   Mr.
Marino  has been an Executive Vice President of the Company  since
1977.   Mr.  Marino served as President of the Securities  Traders
Association  of  New  York for a term which expired  in  1991  and presently  serves  as  Senior Vice Chairman of  the  International
Securities Traders Association for a term expiring in  1997.   Mr.
Marino   has   been  nominated  to  serve  as  Chairman   of   the
International Securities Traders Association for a term to  expire in 1998.

Thomas  Neumann is also an Executive Vice President of the Company and  Head  of Capital Markets of Sherwood Securities in charge  of institutional  sales.  Mr. Neumann joined Sherwood  Securities  in
October  1988 and held various trading positions with that company
prior   to   being   appointed   a  senior   vice   president   in
1990.   From  June  1986 until October 1988, Mr.  Neumann  was  an employee of Troster Singer Corporation.

John P. Duffy retired from his position as a managing director  of
S.L.K.  in  1991, a position he held from prior to September  1987 until his retirement.  As a managing director of S.L.K., Mr. Duffy acted as a specialist on the New York Stock Exchange ("NYSE").

Carl Hewitt was appointed at the request of S.G.I. under the terms of  an  agreement between the Company and S.G.I. pursuant to which
S.G.I.  has the right to designate two directors.  S.G.I. has  not
currently  designated a second director under the agreement.   Mr.
Hewitt  became  a member of the Board of Directors in  July  1991.
Mr. Hewitt is also a managing director and the general counsel  of
S.L.K.   Mr. Hewitt joined S.L.K. in 1985 as an assistant  general
counsel.  He became the general counsel in June 1988 and became  a managing director in January 1991.

Ralph  N.  Del Deo is a senior partner of Crummy, Del Deo,  Dolan,
Griffinger & Vecchione, a New Jersey law firm which provides legal services  to  the Company.  His practice areas include corporation law,  patent, trademark and copyright law, litigation and  general
practice.   Mr. Del Deo is also on the National Board of  Trustees
of the Foundation Fighting Blindness of Baltimore, Maryland.

William  Karsh has been Treasurer and Executive Vice President  of
the  Company  since  March  4, 1991.   He  also  served  as  Chief
Financial Officer of the Company and of Sherwood Securities  until
October  1995.  In addition, Mr. Karsh serves as Chairman  of  the
Board of National Discount Brokers.  Prior to his employment  with the  Company,  Mr.  Karsh was an independent consultant  providing expert  securities related testimony.  He also worked  on  various other  assignments in the securities industry.  In addition,  from
March  1989 until November 1990, Mr. Karsh was the chief financial
officer of a derivative products trading firm in New York.   Prior
to  March 1989, Mr. Karsh was the Chief Financial Officer,  Senior
Vice President, Secretary and Treasurer of Refco Securities, Inc.,
a  fully  integrated broker dealer, a position held by  him  since
1983.
Stephen  J. DiLascio is the managing partner of Equitrade Partners
("Equitrade"), a NYSE specialist firm in which the  Company  is  a
60% limited partner.  He began his career on the trading floor  in
1973  with  Weiss,  Peck  &  Greer's  specialist  operation,   the
predecessor  to  Equitrade.  He became a  specialist  in  1978,  a partner in 1980 and the managing partner in 1989.  As the managing
partner,   he  is  responsible  for  all  aspects  of  Equitrade's
operations.   Mr.  DiLascio is a director of  Securities  Industry
Automation Corporation ("SIAC"), a governor of the NYSE, a  member of  the  Alliance of Floor Brokers and a member of the Technology,
Planning and Oversight Committee at the NYSE.


Section 16(a) Beneficial Ownership Reporting Compliance

Section  16(a) of the Securities and Exchange Act of 1934 requires the  Company's executive officers and directors, and  persons  who beneficially  own more than ten percent of a registered  class  of the  Company's equity securities, to file reports of ownership and changes  in  ownership with the Securities and Exchange Commission and  the New York Stock Exchange.  Based solely on a review of the
copies   of   reports  furnished  to  the  Company   and   written
representations from the Company's  executive officers,  directors and  persons  who beneficially own more than ten  percent  of  the
Company's equity securities, the Company believes that, during the
preceding  year,  all  filing  requirements  applicable   to   its
officers,  directors and ten percent beneficial owners  were  met, with  the  exception that an initial report (Form 3) of beneficial ownership  by  Stephen DiLascio was filed late.  In addition,  one report  of  change in beneficial ownership (Form 4) regarding  one transaction was filed late by William Karsh.

Meetings of the Board and Committees

During fiscal year 1996, the Board of Directors held six meetings.
Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended May 31, 1996.

The  Board  of  Directors  has created an Executive  Committee,  a
Compensation   Committee,  an  Audit  Committee,   an   Employment
Agreement  Committee  and a Nominating Committee.   The  Executive
Committee  is comprised of James H. Lynch, Jr., Arthur Kontos  and
Dennis Marino.  During part of the fiscal year ended May 31, 1996, the Compensation Committee was comprised of John P. Duffy, Carl H.
Hewitt  and  Ralph  N.  Del Deo.  The Compensation  Committee  was
reconstituted  in  that fiscal year to be comprised  of  James  H.
Lynch, Jr. and John P. Duffy.  The Audit Committee is comprised of
Carl  H.  Hewitt, James H. Lynch, Jr. and Ralph N. Del  Deo.   The
Nominating Committee is comprised of Arthur Kontos, Carl H. Hewitt and  John  P.  Duffy  and the Employment Agreement  Committee  was
comprised  of  John P. Duffy and Carl H. Hewitt.   The  Employment
Agreement  Committee was disbanded during 1996 and  its  functions were transferred to the Compensation Committee

The Executive Committee, which held four meetings during fiscal year 1996, is authorized, among other things, to exercise such powers as may lawfully be delegated to it by the Board of Directors including the appointment of officers, the appointment of agents of the Company, and the determination of general policy with regard to business of the Company. Action by the Executive
Committee is subject to review and revision by the Board of Directors.

The  Compensation Committee, which held one meeting during  fiscal year  1996, has jurisdiction on behalf of the Company to  approve, disapprove,  modify  or  amend all plans to  compensate  employees including bonuses, stock options, performance achievement or other incentive  plans  unless  such  compensation  is  subject  to  the jurisdiction of the Employment Agreement Committee which has  been
disbanded.   No member of the Compensation Committee  is  eligible
for  any award or any grant of stock options under any such plans.
The Compensation Committee determines the salaries of employees of the Company who are directors and also determines the salaries  of all other employees of the  Company who are officers or who occupy such other positions as may be designated by the Committee.

The  Audit  Committee, which held one meeting during  fiscal  year
1996,  reviews  and monitors the Company's financial  reports  and
accounting    practices   and,   among   other    things,    makes
recommendations  to the Board with respect to audit  policies  and procedures  and  the  scope  and extent  of  audits,  reviews  the
Company's  unaudited quarterly financial results, and reviews  the annual year end audit with the Company's independent auditors.

The Nominating Committee was created by the Board of Directors  in
August 1993 for the purpose of nominating a slate of nominees  for election  to  the  Board of Directors by the stockholders  of  the
Company at each Annual Meeting of Shareholders commencing with the
annual  meeting  of  stockholders held in  1994.   The  Nominating
Committee  is also responsible for nominating candidates  to  fill the  position  of  each director, if any, whose term  as  director terminates prior to the date of any annual meeting of stockholders
and  who  is  to  be  replaced by the  Board  of  Directors.   The
Nominating  Committee  does not consider nominees  recommended  by stockholders in its deliberations.  The Nominating Committee  held no meetings in fiscal year 1996.

The  Employment Agreement Committee was created by  the  Board  of
Directors  in  September  1993 for the purpose  of  ratifying  and
approving  employment  agreements  between  the  Company  or   its
subsidiaries  and officers of the Company or its subsidiaries  and for  the  purpose  of determining or ratifying and  approving  the criteria  pursuant to which the Company or such subsidiaries  will make  certain  payments under employment agreements  entered  into between  the  Company and its officers.  The Employment  Agreement
Committee  held no meetings in fiscal year 1996 and was  disbanded in 1996.

          Compensation Of Directors And Executive Officers
The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for each of the fiscal years ended
May 31, 1996, 1995 and 1994 of those persons who were, at May 31, 1996, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company for the fiscal year ended May 31, 1996 (the "named executive officers"):


                                 Executive Compensation Table

                      Annual Compensation
Name and                                           Other                 Securities
Principal         Fiscal                           Annual                Underlying    All Other
Position          Year     Salary($)  Bonus($)     Compensation(1)<FN1>  Options(#)    Compensation($)(1)<FN1>


Arthur Kontos,    1996     $300,000   $6,137,012                        219,533         $7,119,375(3)<FN3>
Vice Chairman of  1995      300,000    3,131,745
the Board and     1994      300,000    2,836,069                                           281,250(3)<FN3>
Chief Executive
Officer of the
Company

Dennis Marino     1996      150,000      515,000                         45,190            663,181(3)<FN3>
Executive Vice    1995      150,000      175,000
President and     1994      150,000      185,965                                            84,375(3)<FN3>
Chief
Administrative
Officer of the
Company;
President of
Sherwood
Securities

Thomas Neumann    1996     248,939       1,015,000                       94,027          1,093,376(3)<FN3>
Executive Vice    1995     200,000         450,000
President of the  1994     196,153         460,965                                          28,125(3)<FN3>
Company


Richard J.        1996          --         486,654(2)<FN2>               12,294            196,875(3)<FN3>
Marino            1995          --         319,600(2)<FN2>
Chairman of the   1994          --         849,100(2)<FN2>
Board of
Sherwood
Securities

William Karsh     1996     150,000         515,000                       12,339            190,625(3)<FN3>
Executive Vice    1995     129,000         175,000
President and     1994
Treasurer of the
Company and
Sherwood
Securities


No named executive officer received personal benefits or perquisites during the fiscal year ended May 31, 1996 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

<F1>(1)  Amounts do not include for fiscal year 1994 $165,016 paid to Mr.
Kontos  for the purchase of Triak Services Corp.  See "Certain
Relationships and Related Transactions".

<F2>(2)  Cash bonuses for Mr. R. Marino include commissions, representing a percentage of gross commissions on sales/trades and discretionary incentive bonuses. Commissions for Mr. R. Marino for the fiscal year ended May 31, 1996 equaled $477,904, for the fiscal year ended May 31, 1995 equaled $302,100 and for the fiscal year ended May 31, 1994 equaled $834,1000. Discretionary incentive bonuses for Mr. R. Marino for the fiscal year ended May 31, 1996 equaled $8,750, for the fiscal year ended May 31, 1995 equaled $17,500 and for the fiscal year ended
May 31, 1994 equaled $15,000.

<F3>(3)  Represents gain recognized upon exercise of options.

Compensation Arrangements

Mr. Kontos is compensated by the Company pursuant to an Employment Agreement (the "Employment Agreement") by and between Mr. Kontos and the Company dated as of September 12, 1995. The Employment Agreement covered the fiscal year ended May 31, 1996 and Mr. Kontos has exercised an option to extend its term through the fiscal year ended May 31, 1997. Under the terms of the Employment Agreement, the Company has agreed to pay Mr. Kontos an annual base salary of $300,000. In addition, Mr. Kontos is entitled to a bonus ("Bonus") based on the Company's "Income". "Income" is defined in the Employment Agreement to mean the Company's consolidated pre-tax net income during any fiscal year in which the Employment Agreement is in effect without any deductions for amounts payable as a Bonus under the Employment Agreement or any related accruals. For fiscal years commencing with the fiscal year ended May 31, 1996, Mr. Kontos is entitled to an annual Bonus based on performance goals, therein defined as 10% of the first $5,000,000 of Income, 15% of the next $8,000,000 of Income and 18% of the Income over $13,000,000. In March 1996, Mr. Kontos signed a waiver wherein his Bonus on any Income over $19,746,019, for the fiscal year ended May 31, 1996, will be paid at a rate of 15%, rather than 18%.

The Employment Agreement may be terminated (i) by Mr. Kontos either on thirty (30) days prior written notice or at any time following a Change in Control, as defined, (ii) by the Company for Cause, as defined, and (iii) automatically upon the death or disability of Mr. Kontos. If the Company terminates the Employment Agreement without cause, Mr. Kontos is entitled to receive as liquidated damages the amount which he would have been entitled to receive for a termination in connection with a Change in Control. Generally, a Change in Control will be deemed to have occurred under the Employment Agreement if any person (other than Mr. Kontos or persons under his control) or group acting in concert acquires beneficial ownership of more than 50% of the voting stock of the Company and the control so acquired is exercised in any manner. If a Change in Control occurs during the term of the Employment Agreement and in connection with the Change in Control or within one year thereafter, Mr. Kontos' employment with the Company is terminated either voluntarily or involuntarily, Mr. Kontos shall be entitled to receive certain liquidated damages in an amount which shall not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended.

Compensation of Directors

Independent directors are paid at a rate of $18,000 annually plus $1,000 for each committee meeting attended.

Option Grants in Last Fiscal Year

Shown below is information with respect to the options to purchase Common Stock granted to the chief executive officer and named executive officers.

                   Option Grants In Last Fiscal Year

                                                                Potential
                                                                Realizable
                                                                       Value at
                                                                    Assumed Annual
                                                                    Rates of Stock
                                                                        Price
                                                                     Appreciation
                                                                      for Option
                                                                         Term
           Number      % of Total
             of         Options
          Securities   Granted to      Excercise
          Underlying  Employees in      or Base     Expiration
  Name     Options     Fiscal Year    Price ($/SH)     Date         5%($)        10%($)


Arthur    14,840         3.76%         $7.9375       11/16/05    $  74,079    $   187,731
Kontos    14,650         3.71           8.6250        1/10/06       79,465        201,379
          53,591        13.58           8.8125        1/18/06      297,008        752,671
          48,232        12.22           8.8125        1/30/06      267,308        677,411
          88,220        22.35           9.0000        2/13/06      499,330      1,265,400

Dennis     7,420         1.88           7.9375       11/16/05       37,040         93,865
Marino     4,366         1.11           8.6250        1/10/06       23,682         60,015
           5,355         1.36           8.8750        1/21/06       29,889         75,744
          28,049         7.11           9.0625        2/15/06      159,861        405,120

Thomas     6,616         1.68           7.9375       11/16/05       33,026         83,695
Neumann    7,495         1.90           8.6250        1/10/06       40,655        103,026
          16,077         4.07           8.8125        1/18/06       89,101        225,799
          18,757         4.75           8.8125        1/30/06      103,954        263,439
          45,082        11.42           9.1875        2/21/06      260,482        660,114

Richard   12,294         3.11           8.8750        1/14/06       68,618        173,892
J. Marino

William   12,339         3.13           8.6250        1/10/06       66,929        169,612
Karsh

Option Exercises and Fiscal Year-End Values

Shown below is information with respect to the exercise of options to purchase Common Stock by the chief executive officer and the named executive officers and unexercised options to purchase shares of Common Stock for the chief executive officer and the named executive officers.

           Aggregated Option Exercises In Last Fiscal Year,
                     And May 31, 1996 Option Value
                                       Number of                    Value of
                                      Unexercised                 Unexercised
              Number of   Value        Options at                In-the-money
   Name        Shares     Realized   Fiscal Year-End               Options at
             Acquired on            Exercisable  Unexercisable  Fiscal Year-End(1)<F1>
              Exercise                                          Exercisable Unexercisable

Arthur         900,000    $7,119,375     14,840      204,693       $41,738     $382,798
Kontos,
Vice
Chairman of
the Board
and Chief
Executive
Officer of
the Company

Dennis          85,000      $663,181      7,420       37,770       $20,869      $66,651
Marino
Executive
Vice
President
and Chief
Administrative
Officer
of the
Company;
President
of Sherwood
Securities

Thomas         161,000    $1,093,376      6,616       87,411       $18,608     $153,858
Neumann
Senior Vice
President
of Sherwood
Securities

Richard J.      25,000      $196,875          0       12,294             0      $23,051
Marino
Chairman of
the Board
and
Director of
International
Equity
Trading of
Sherwood
Securities

William         25,000      $190,625          0       12,339             0      $26,220
Karsh
Executive
Vice
President
and
Treasurer
of the
Company and
Sherwood
Securities

<F1>(1)  Based on the difference between the exercise price of the options and the closing price of the Common Stock on the New York Stock Exchange on May 31, 1996.

   Compensation Committee Report On Executive Compensation

General

The Compensation Committee of the Board of Directors reviews the Company's existing and proposed executive compensation plans and makes recommendations to the Board of Directors regarding such plans and the awards to be made thereunder.

Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Vice Chairman of the Board and Chief Executive Officer and other executive officers named in this Proxy Statement for the fiscal year ended May 31, 1996.

Members of the Compensation Committee during the fiscal year ended May 31, 1996 were John P. Duffy, Ralph N. Del Deo, Carl H. Hewitt and James H. Lynch, Jr. In 1996, the Compensation Committee was restructured so that only Messrs. Lynch and Duffy serve as members of the Compensation Committee. During the fiscal year ended May 31, 1996, entities with which certain members of the Compensation Committee are associated received payments from the Company.

Each of Sherwood Securities and Equitrade Partners, L.P., a New York limited partnership in which the Company holds a 60% limited partnership interest, clear certain of their securities transactions through Spear, Leeds & Kellogg, L.P., a New York limited partnership ("S.L.K."). Each of Messrs. Hewitt and Kellogg are managing directors of S.L.K. During the Company's 1996 fiscal year, the Company and its subsidiaries paid fees in the aggregate amount of $905,157 to S.L.K. in connection with clearing activities performed by S.L.K.

During the fiscal year ended May 31, 1996, Crummy, Del Deo, Dolan, Griffinger & Vecchione, a law firm of which Mr. Del Deo is a partner, rendered legal services to the Company and its subsidiaries and received $1,113,979 in payment from the Company and its subsidiaries for such services.

Compensation Philosophy

The Company's compensation philosophy focuses on providing executives with annual compensation that rewards individual performance during the year, and provides incentives to executives to improve the long-term performance of the Company. By paying relatively modest base salaries to executive officers, and making a significant portion of their compensation contingent on their performance during the year, the Company seeks to provide executives with significant incentives to promote the interests of the Company and its stockholders.

Compensation Decisions for Fiscal Year Ended May 31, 1996

Salaries. Consistent with its compensation philosophy, the Company has paid relatively modest base salaries to its salaried officers and has supplemented these salaries with performance based bonuses. Traders generally receive no base salaries, and are compensated on a commission basis. In making decisions with respect to the base salaries of executive officers for the fiscal year ended May 31, 1996, the committee considered the performance of each of the individuals in question during the prior year, the Company's results of operations for the fiscal year ended May 31, 1995 and the responsibilities of the executive officers. In keeping with its desire to base much of the compensation of the Company's executives on performance during the year, the committee generally determined to make only modest changes in the base salaries of certain executives, and to maintain salaries for most executive officers at the same level as the prior year.

Bonuses. The bonuses paid to the Company's executive officers with respect to the fiscal year ended May 31, 1996 were determined in accordance with the Company's previously enumerated policy. Performance of officers is measured by reference to the volume of business generated by them or under their direction during the fiscal year. The performance of the Company's Vice Chairman of the Board and Chief Executive Officer is measured primarily by reference to the Company's financial performance for the fiscal year.

Chief Executive Officer Compensation

The compensation arrangements for Mr. Kontos with respect to the fiscal year ended May 31, 1996 were based on the Company's compensation philosophy. The committee determined not to make any adjustments to Mr. Kontos' base salary for the year, in an effort to provide Mr. Kontos with additional incentives to continue to improve the Company's performance. Mr. Kontos' bonus with respect to the fiscal year ended May 31, 1996 was determined in accordance with the provisions of the Employment Agreement, including an additional 3% bonus on Income (as defined in the Employment Agreement) above $13,000,000.


                              THE COMPENSATION COMMITTEE


                              James H. Lynch, Jr.

                              John P. Duffy


Indemnification of Directors and Officers

The Company has entered into indemnification agreements with its directors and officers which obligate the Company to indemnify the directors or officers for all expenses (including attorney fees) and costs, judgments, fines and settlement amounts paid or incurred by them in connection with claims, actions and proceedings in which they are parties, witnesses and subjects as a result of their activities on behalf of the Company, including, but not limited to, their activities as directors and officers of the Company and its subsidiaries. Pursuant to the agreements, the directors will be indemnified to the extent permitted under Delaware law. The agreements cover all indemnified claims and proceedings brought within ten years after the resignation of the director or officer from all positions held as a director, officer or otherwise on behalf of the Company. The agreements may provide indemnity to or limit liability of directors or officers for events which occurred prior to the date of the agreement. However, the enforceability of these retroactive provisions has not been determined under Delaware law.


Employee Stock Ownership Plan

In 1976, the Company adopted a Profit Sharing Plan which was subsequently replaced by an Employee Stock Ownership Plan (the "ESOP"). On July 15, 1992, the Board of Directors resolved to discontinue the ESOP. Under the provisions of the ESOP, all employees over 21 years of age who had completed six months of service were eligible to participate. On July 12, 1993, prior to the final distribution of shares from the ESOP, the Company offered to buy those shares from the ESOP participants at $3.875 per share. 192,795 shares out of 567,819 of such shares held by ESOP participants were accepted for payment and 373,501 shares have been distributed to the participants, of which 297,377 shares were rolled over to the Sherwood Securities Corp. 401(k) Plan (the "401(k) Plan"). Participants representing 1,523 shares have not yet responded.

Vesting terms provided for complete vesting of contributions by the Company after five years of service with the Company or its subsidiaries. Annual contributions were made at the discretion of the Board of Directors, not to exceed 15% of eligible compensation. During the ESOP plan year ended April 30, 1996, the Company made no contributions to the ESOP and made no payments pursuant to the ESOP to the named individuals in the foregoing Executive Compensation Table. Of the 297,377 shares rolled over into the 401(k) Plan, 31,154 shares and 112,235 shares were for the benefit of Mr. Dennis Marino and Mr. Richard J. Marino, respectively. Shares of Common Stock held in the ESOP are voted by the trustees of the ESOP in the manner directed by the Compensation Committee of the Board of Directors.

Stock Options

Stock Option Plan. Certain directors and officers of the Company hold options to purchase shares of Common Stock under the Company's 1983 Stock Option Plan, which was adopted in August 1983 and amended and restated in January 1987 (the "Option Plan"). The Board of Directors voted on August 5, 1993 to allow the Option Plan to expire as of August 9, 1993. Accordingly, while stock options previously issued pursuant to the Option Plan will remain in effect in accordance with their respective terms, no additional stock options will be issued pursuant to the terms of the Option Plan.

The Option Plan provided for the issuance of incentive and non-incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the rules and regulations of the Department of the Treasury promulgated thereunder) covering a maximum of 10,000,000 shares of the Common Stock and was administered by the Compensation Committee with approval of the Board of Directors. Stock options were granted for terms of up to ten years. The Option Plan provided that the exercise price of an incentive stock option would be not less than the fair market value of the shares of Common Stock on the date the option was granted. Generally, options granted under the Option Plan remain exercisable only if the optionee is an officer, director or employee of the Company or its subsidiaries on the day the options vest.

In August 1995, the Board of Directors adopted The Sherwood Group, Inc. 1995 Stock Option Plan (the "1995 Plan"). Under the 1995
Plan, 767,200 shares of the Company's common stock has been authorized for issuance for the granting of options and stock appreciation rights. The maximum number of shares subject to stock options which may be granted to any one optionee during any calendar year may not exceed 300,000 shares. The Plan provides for the granting of both incentive and non-incentive stock options.

Stock  Option  Information.   Options covering 394,697  shares  of
Common Stock were granted by the Company under the 1995 Plan during the fiscal year ended May 31, 1996.

401(k) Plan
In April 1992, the Company formed the 401(k) Plan which is a profit sharing plan qualified under Section 401(k) of the Code. Under the terms of the 401(k) Plan, all employees employed on February 1, 1992 were immediately eligible to participate. All other employees are eligible to participate in the 401(k) Plan after completing six months of service and attaining age 21. Employees may elect to have deductions made from their salaries and contributed to the 401(k) Plan. In addition, the Company may make matching contributions to the 401(k) Plan in such amounts as may be determined in the discretion of the Board of Directors. During the fiscal year ended May 31, 1996, there was a discretionary Company contribution to the 401(k) Plan of $48,029.

            Certain Relationships And Related Transactions

S.G.I. Partners, L.P. On October 18, 1988, the Company closed a transaction pursuant to a stock purchase agreement whereby the Company issued and sold to S.G.I. Partners, L.P. ("S.G.I."), a Delaware limited partnership, 2,193,600 shares of Common Stock. In addition, the Company appointed Arthur Kontos, then the president of the corporate general partner of S.G.I., as director, Vice Chairman of the Board and Chief Executive Officer of the Company effective as of October 18, 1988. Mr. Kontos resigned as President of S.G.I. as of December 31, 1991. The Company also agreed to use its best efforts to appoint up to two individuals designated by S.G.I. as directors of the Company subsequent to October 18, 1988, provided that S.G.I. continued to own in excess of one million shares of the Company's issued and outstanding Common Stock. S.G.I. has designated Mr. Hewitt pursuant to such agreement. Mr. Hewitt is the President and sole shareholder of SHD Capital, Inc., the sole general partner of S.G.I.
Triak Services Corp. On June 1, 1993, the Company acquired 100% of the capital stock of Triak Services Corp. ("Triak") from Arthur Kontos for $165,016 pursuant to the terms of an oral agreement between the Company and Mr. Kontos. Triak is a broker-dealer currently registered with the Securities and Exchange Commission and the National Association of Securities Dealers, as well as in all 50 states and Washington, D.C. The purchase price paid for Triak was equal to the sum of the book value of Triak plus all amounts paid by Mr. Kontos on behalf of Triak.
Thomas Neumann. On March 24, 1993, the Company loaned to Thomas Neumann and his wife the sum of $600,000 pursuant to the terms of a Secured Note, a Mortgage and Security Agreement and a Construction Loan Agreement. The loan bears interest at the rate of 5% per annum. Interest accrued through August 15, 1993 was paid. On or before August 15, 1994 and on each August 15 thereafter during the term of the loan, Mr. Neumann is obliged to make annual payments of principal and interest in the aggregate amount of $40,000. Such payments have been made as scheduled.

Spear, Leeds & Kellogg. See "Compensation Committee Report on Executive Compensation-General".

Ralph N. Del Deo. See "Compensation Committee Report on Executive Compensation-General".

                          Company Performance
Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the Dow Jones Securities Brokers Index ("D J Brokers Index"). The graph assumes that the value of the investment in the Common Stock and each index was $100 at May 31, 1991 and that all dividends, if any, were reinvested.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*<F1>
        AMONG THE SHERWOODGROUP,INC., THE S & P 500 INDEX
           AND THE DOW JONES SECURITIES BROKERS INDEX

                                        Cumulative Total Return
                          5/91    5/92    5/93    5/94    5/95   5/96


                            100     225     267     475     458    717
Sherwood Group, Inc.

S & P  500                  100     110     123     128     154    197


D J Securities Brokers      100     114     155     168     198    253


<F1>* $100 invested on 5/31/91 in stock or index -
including reinvestment of dividends.
Fiscal year ending May 31.

PROPOSAL 2.  RATIFICATION AND APPROVAL OF THE APPOINTMENT
                           OF INDEPENDENT AUDITORS

The Company, subject to stockholder ratification, has selected KPMG Peat Marwick LLP to serve as its independent auditors for the fiscal year ending May 31, 1997. If the stockholders do not ratify the appointment of KPMG Peat Marwick LLP the Company may reconsider its selection.

A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of the appointment of auditors.

The Board of Directors recommends ratification and approval of the appointment of KPMG Peat Marwick LLP as independent auditors.


PROPOSAL 3.  APPROVAL OF THE SHERWOOD GROUP, INC. 1996 CEO BONUS PLAN

The Board of Directors is asking stockholders to approve The Sherwood Group, Inc. 1996 CEO Bonus Plan (the "Plan"). The purposes of the Plan are to (i) assist the Company in motivating, and retaining its chief executive officer, (ii) promote the identification of his interests with those of the Corporation's stockholders, and (iii) enable the Corporation to pay an annual bonus which is based upon the achievement of specified levels of performance and deductible for purposes of federal income taxation.

REASONS FOR THE PROPOSAL

The Company and its subsidiaries have paid cash bonuses to its chief executive officer for a number of years as part of its executive compensation program. Under applicable Delaware law, the payment of such cash compensation to officers and employees is a matter within the authority of the Board of Directors (or a committee thereof) and does not require the approval of stockholders.

Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") disallows federal income tax deductions for certain executive compensation in excess of $1 million per year ("$1 million limit"). Under Section 162(m), compensation that qualifies as "performance based compensation" is not subject to the $1 million limit. One of the conditions to qualify cash bonuses as "performance-based compensation" is shareholder approval of the material terms of the performance goals for which the bonuses are paid. To permit the Compensation Committee to make an annual Bonus that is comparable to those found in the marketplace in which the Company competes for executive talent and allow the Company to pay a Bonus that qualifies as deductible "performance-based compensation" under Section 162(m), the Board of Directors has adopted the Plan, subject to stockholder approval.

DESCRIPTION OF THE PLAN

The following summary of the material aspects of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is set forth as Exhibit "A" to this Proxy Statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Plan.
The Plan provides that a Bonus may be made to the Chief Executive Officer of the Corporation as of the last day of a Bonus Period, which generally will be the Corporation's fiscal year ("Bonus Period"). Only a person who serves as the Chief Executive Officer of the Corporation during the Bonus Period is eligible to participate in the Plan.

The Plan is administered by the Compensation Committee of the Board or such other committee of directors as may be designated by the Board in the future ("Committee"). Each member of the Committee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside director" for purposes of
Section 162(m) of the Code. As a result, no Participant or other employees of the Corporation or its Subsidiaries are permitted to serve on the Committee.

If  the  Plan is approved by the stockholders, the first Bonus  Period
will  be  the fiscal year of the Corporation commencing  in  1997.   A
Bonus is payable in cash.

Following the end of a Bonus Period, the Committee will compute the size of the Bonus based upon a formula. The formula is 10% of the first $10,000,000 of Income and 15% of Income over $10,000,000. "Income" means the consolidated pre-tax net income of the Corporation as determined within seventy-five days after the end of each of the Corporation's fiscal years in accordance with generally accepted accounting principles, without any deductions for the payment or accrual of a Bonus. Once the Committee has determined the amount of the Bonus to be made for a Bonus Period, it must certify the amounts in writing and authorize the Corporation to pay the Bonus to the Chief Executive Officer in accordance with the terms and conditions of the Plan.

The Chief Executive Officer will be entitled to receive, on a monthly basis, an advance against the Bonus, payable in the then current fiscal year in an amount equal to one-half of the aggregate Bonus accrued for such fiscal year through the last day of the month immediately preceding the month in which such payment is to be made, less all amounts previously paid as Bonus advances to the Chief
Executive Officer for the fiscal year. The Chief Executive Officer will not be entitled to receive any Bonus advance during any month if the Corporation's Income through the end of the preceding month of the relevant fiscal year has averaged less than $250,000 per month. Prior to the payment of an advance the Committee must determine the amount of the advance and certify in writing the amount of the advance and authorize the Corporation to pay the advances to the Chief Executive Officer in accordance with the terms and conditions of the Plan.

The  Board  may amend, modify or terminate the Plan in any respect  at any time; provided, however so long as Arthur Kontos is Chief Executive Officer of the Corporation the Plan may not be amended or terminated without his consent. The Plan will remain in effect until terminated by the Board. No Bonus may be granted under the Plan after its termination. Once the Plan is approved by stockholders, termination of the Plan would not affect any Bonus outstanding on or after the date of termination and such Bonus would continue to be subject to the terms of the Plan notwithstanding its termination.

ASSUMED BONUS AWARDS
Because the fiscal year commencing in 1997 is the first Bonus Period established under the Plan, the size of the Bonus for that Bonus
Period cannot be computed until the Corporation's Income for the fiscal year commencing in 1997 is known. As a result, the Bonus, if any, that may be made to the Chief Executive Officer for the 1997 fiscal year Bonus Period is not currently determinable.

For purposes of illustration only, the Bonus which would have been paid to the Chief Executive Officer of the Corporation for the fiscal year ended May 1996 if the Plan had been in effect for that fiscal year is set forth under the caption "Assumed Incentive Awards and CEO Bonus."

SHAREHOLDER APPROVAL REQUIRED

Approval of the Plan requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock, in person or by proxy, at a meeting at which a quorum is present. The Plan will be terminated unless the Plan is approved by the Company's stockholders. The Board might nevertheless decide to continue to pay an annual bonus to the chief executive officer in accordance with its historical practices. In such event, however, payments made to the chief executive officer may not be deductible for federal income tax purposes under Section 162(m) of the Code.

The Board of Directors unanimously recommends a vote for this Proposal.


PROPOSAL 4. THE SHERWOOD GROUP, INC. 1996 EXECUTIVE INCENTIVE AWARD PLAN

The Board of Directors is asking shareholders to approve The Sherwood Group, Inc. 1996 Executive Incentive Award Plan ("Incentive Plan"). The purposes of the Incentive Plan are to (i) assist the Corporation and its Subsidiaries in attracting, motivating, and retaining the senior executive officers most critical to the long-term success of the Corporation and its Subsidiaries, (ii) promote the identification of their interests with those of the Corporation's shareholders, and
(iii) enable the Corporation to pay annual bonuses which are based upon the achievement of specified levels of performance and deductible for purposes of federal income taxation. Participants in the proposed Incentive Plan will not be paid awards under the CEO Bonus Plan (See "The Sherwood Group, Inc. 1996 CEO Bonus Plan").

REASONS FOR THE PROPOSAL

The Company and its subsidiaries have paid cash bonuses to its executive officers for a number of years as part of its executive compensation program. Under applicable Delaware law, the payment of such cash compensation to officers and employees is a matter within the authority of the Board of Directors (or a committee thereof) and does not require the approval of stockholders.

Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") disallows federal income tax deductions for certain executive compensation in excess of $1 million per year ("$1 million limit"). Under Section 162(m), compensation that qualifies as "performance based compensation" is not subject to the $1 million limit. One of the conditions to qualify cash bonuses as "performance-based compensation" is shareholder approval of the material terms of the performance goals for which the bonuses are paid. To permit the Compensation Committee to make annual Incentive Awards that are comparable to those found in the marketplace in which the Company competes for executive talent and allow the Company to pay Incentive Awards that qualify as deductible "performance-based compensation" under Section 162(m), the Board of Directors has adopted the Incentive Plan, subject to stockholder approval.

DESCRIPTION OF THE INCENTIVE PLAN

The following summary of the material aspects of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is set forth as Exhibit "B" to this Proxy Statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Incentive Plan.

The Incentive Plan provides that Incentive Awards may be made to senior executive officers consisting of the vice chairman, or any executive or senior vice president of the Corporation (as long as the officer does not receive substantially all his compensation from the Corporation and its Subsidiaries in the form of commissions) (the "Participants"). Only the three Participants with the highest base salary for an Award Period determined as of the date the Committee establishes the Incentive Award Amount shall be eligible for an Incentive Award. The Committee can require that the officer be employed by the Corporation or its Subsidiaries as of the last day of an Award Period, which generally will be the Corporation's fiscal year ("Award Period"). Directors of the Corporation who are not salaried employees of the Corporation or a Subsidiary and the Chief Executive Officer are not eligible to participate in the Incentive Plan.

The Incentive Plan is administered by the Compensation Committee of the Board or such other committee of directors as may be designated by the Board in the future ("Committee"). Each member of the Committee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Code. As a result, no Participants or other employees of the Corporation or its Subsidiaries are permitted to serve on the Committee. The Committee may, in its discretion, authorize the Corporation's Chief Executive Officer to act on its behalf, except with respect to matters which are required to be established, approved, or certified by the Committee under the Incentive Plan or by Section 162(m) of the Code and the regulations promulgated thereunder.

If the Incentive Plan is approved by the stockholders, the first Award Period will be the fiscal year of the Company commencing in 1996. An Incentive Award is a share of a Compensation Pool and is payable in cash. A Participant shall not receive an Incentive Award Amount in excess of 25% of the Compensation Pool, except that the Participant with the highest base salary for an Award Period determined as of the date the Committee establishes the Incentive Award Amounts shall not receive an Incentive Award Amount in excess of 50% of the Compensation Pool. The Committee may eliminate or reduce an Incentive Award Amount, and any elimination or reduction shall not result in an increase in the Incentive Award payable to any other Participant.

No later than 90 days after commencement of an Award Period, the Committee shall, upon the recommendation of the Chief Executive Officer and in its sole discretion, establish in writing an Incentive Award Amount for each Participant based on the attainment of Performance Goals. Performance Goals are based on Net Income, gross revenues and expenses during the Award Period, and are established by the Committee upon the recommendation of the Chief Executive Officer.

Following the end of an Award Period, the Committee will compute the size of the Compensation Pool, which will be 4.25% of Net Income for the Award Period ("Compensation Pool"). "Net Income" means the consolidated pre-tax net income of the Corporation as determined in accordance with generally accepted accounting principles, after adjustment to exclude or include unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles and not taking into account the payment or accrual of the Incentive Awards under the Incentive Plan. The Committee will then compute the amount of the Incentive Awards, if any, to be made to each Participant for the Award Period, which amount shall not exceed the assigned Incentive Award Amount, but may, in the Committee's sole discretion, be reduced or eliminated to reflect such qualitative or quantitative performance factors as the Committee deems appropriate. Once the Committee has determined the amount of any Incentive Awards to be made for an Award Period, it must certify the amounts in writing and authorize the Corporation to pay the Incentive Awards to the Participants in accordance with the terms and conditions of the Incentive Plan.

The Board may amend, modify or terminate the Incentive Plan in any respect at any time without the consent of the Participants. The Incentive Plan will remain in effect until terminated by the Board. No Incentive Awards may be granted under the Incentive Plan after its termination. Once the Incentive Plan is approved by stockholders, termination of the Incentive Plan would not affect any Incentive Awards outstanding on or after the date of termination and such awards would continue to be subject to the terms of the Incentive Plan notwithstanding its termination.

SHAREHOLDER APPROVAL REQUIRED

Approval  of  the Incentive Plan requires the affirmative  vote  of  a majority of the votes cast by the holders of the Common Stock, in person or by proxy, at a meeting at which a quorum is present. The Incentive Plan will be terminated unless the Incentive Plan is approved by the Company's stockholders. The Board might nevertheless decide to continue to pay annual incentive awards in accordance with its historical practices. In such event, however, payments made to certain of the Corporation's executive officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

The Board of Directors unanimously recommends a vote for this Proposal.


ASSUMED INCENTIVE AWARDS AND CEO BONUS

Because the fiscal year commencing in 1996 is the first Award Period established under the Incentive Plan and the fiscal year commencing in 1997 is the first Bonus Period under the Plan, the size of the Compensation Pool for that Award Period under the Incentive Plan and the size of the Bonus cannot be computed until the Corporation's Net Income or Income, as the case may be, for such fiscal year is known. As a result, the Incentive Awards, if any, or the Bonus, if any, that may be made to Participants or the Chief Executive Officer for the 1996-97 fiscal year Award Period in the case of the Incentive Plan and the 1997-98 fiscal year in the case of the Plan are not currently determinable.

For purposes of illustration only, the table below sets forth the Incentive Awards and Bonus which the Committee has concluded it would have granted had the Incentive Plan and the Plan been in effect for the fiscal year ended May 1996.

                           NEW PLAN BENEFITS
                          THE SHERWOOD GROUP, INC.

                                          Assumed Fiscal Year
                                            End May 1996
       Name and Position                      Incentive
                                          Award Dollar Value ($)

       Arthur Kontos                      $5,750,218
       Dennis Marino                         399,246
       Thomas Neumann                        798,492
       Richard Marino                              0
       William Karsh                         399,246
       Executive Officer Group (1)<F1>     7,347,208
       Non-Executive Director Group                0
       Non-Executive Officer Employee
          Group                                    0

<F1>(1)  Includes named executives


             Stockholder Proposals For Next Annual Meeting

Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 10 Exchange Place Centre, Jersey City, New Jersey 07302, on or before June 4, 1997, for consideration for inclusion in the proxy material for such annual meeting of stockholders.

                       Expenses Of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

                             Other Matters

The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                   By Order of the Board of Directors
                                   Dennis Marino
                                   Secretary

Dated:  September 10, 1996

                            EXHIBIT A

                    THE SHERWOOD GROUP, INC.
                              1996
                         CEO BONUS PLAN

1.   General Purposes of Plan
The Sherwood Group, Inc. 1996 CEO Bonus Plan is designed to (i) assist the Corporation in motivating and retaining its Chief
Executive Officer, (ii) promote the identification of his interests with those of the Corporation's shareholders, and (iii) enable the Corporation to pay an annual cash bonus which is based upon the achievement of specified levels of performance and deductible for purposes of federal income taxation.
2.   Definitions
Terms not otherwise defined herein shall have the following meanings:
          2.1  "Bonus" means the cash bonus paid to the Chief
          Executive Officer for a Bonus Period, as determined by the Committee in the manner described in Sections 3 and 5 hereof.
          2.2 "Bonus Period" means the Corporation's fiscal year, provided that the last day of a Bonus Period must be the last day of the Corporation's fiscal year.
          2.3  "Board" means the Board of Directors of the Corporation.
          2.4 "Chief Executive Officer" means the person designated as Chief Executive Officer of the Corporation from time to time by the Board.

          2.5 "Code" means the Internal Revenue Code of 1986, as amended.

          2.6 "Committee" means the committee appointed by the Board to establish and administer the Plan as provided herein; provided, that the Committee shall have two or more members and each member of the Committee shall be an "outside director" as defined for purposes of Section 162(m) of the Code. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

          2.7 "Income" means the consolidated pre-tax net income of the Corporation, as determined in accordance with generally accepted accounting principles, without any deductions for the payment or accrual of a Bonus and accruals or payments of awards under The Sherwood Group, Inc. 1996 Executive Incentive Award CEO Bonus Plan or any successor thereto.

          2.8  "Plan" means The Sherwood Group, Inc. 1996 CEO
          Bonus Plan.

3.        Administration
Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to this authority shall be conclusive and binding.
4.        Eligibility

Bonus for a Bonus Period may be made only to person or persons who serve(s) as the Chief Executive Officer during all or a portion of the Bonus Period; provided, however that if during a Bonus Period more than one Bonus is to be paid with respect to such Bonus Period due to the service of more than one person as Chief Executive Officer during such Bonus Period, such Bonuses may not exceed the Bonus which would have been paid if only one person had occupied such position.

5.   Bonus

          5.1 As soon as practicable following the end of a Bonus Period, but in all events prior to making paying any Bonus, the Committee shall compute and certify in writing the Bonus for that Bonus Period. In performing such computation, the Committee may rely upon financial statements supplied by the Corporation's officers, provided that the Committee believes such statements to have been prepared in accordance with generally accepted accounting principles. A Bonus shall equal 10% of the first $10,000,000 of Income in a Bonus Period and 15% of Income in the Bonus Period over $10,000,000.

          5.2 As soon as practicable following the Committee's completion of the actions specified in Section 5.1, the Committee shall certify in writing the Bonus, if any, to be made paid to the Chief Executive Officer for that Bonus Period and shall authorize the Corporation to make pay such Bonus to the Chief Executive Officer in accordance with the terms and conditions of the Plan.

          5.3 If the Chief Executive Officer is not the Chief Executive Officer for the whole Bonus Period, the Committee may reduce the Bonus for such Bonus Period pro rata by multiplying the Bonus for such Bonus Period by a fraction of the numerator of which is the number of days in the Bonus Period that the Chief Executive Officer served as Chief Executive Officer and the denominator is 365.

          5.4 Bonuses shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation's payroll practices as in effect from time to time.

          5.5 The Committee, subject to such terms and conditions as it may determine, and the Chief Executive Officer pursuant to any deferred compensation plan of the Corporation, shall have the right ability to defer the payment of a Bonus; provided, in either case, that any additional amounts credited to such deferred payment will be based either on a reasonable rate of interest or the actual rate of return of one or more predetermined actual investments.

          5.6 The Corporation shall each month of a Bonus Period pay to the Chief Executive Officer as an advance against the Bonus for such Bonus Period an amount equal to one-half of the aggregate Bonus accrued for such Bonus Period through the last day of the month immediately preceding the month in which such payment is to be made less all amounts previously paid as a Bonus advance to the Chief Executive Officer for such Bonus Period; provided that the Corporation shall not pay a Bonus advance during any month if the Income through the end of the preceding month of the Bonus Period has averaged less than $250,000 per month. In determining the aggregate Bonus accrual, the dollar amounts of the Income during such Bonus Period shall be calculated on a pro-rata basis. Prior to payment of any such advance, the Committee shall determine and certify the amount of the advance and authorize the Corporation to make such payment.

6.        Transferability
Until paid to the Chief Executive Officer, a Bonus shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

7.   Termination or Amendment
The Board may not amend, modify or terminate the Plan in any respect at any time without the consent of the Chief Executive Officer so long as Arthur Kontos is the Chief Executive Officer. During the period any other person is Chief Executive Officer, the Board may amend, modify or terminate the Plan in any respect at any time without the consent of the Chief Executive Officer.

8.   Effectiveness of Plan and Awards
The Plan shall be void ab initio unless the Plan is approved by a vote of the Corporation's stockholders at the first meeting of the Corporation's stockholders following adoption of the Plan by the Board.

9.   Effective Date; Term of the Plan
Subject to stockholder approval pursuant to Section 8, the Plan shall be effective as of June 1, 1997 and the first Bonus Period shall be the fiscal year of the Corporation commencing in 1997. The Plan shall remain in effect until terminated by the Board pursuant to Section 7. No Bonuses may be made under the Plan after its termination, provided that termination of the Plan shall not affect any Bonuses payable on or after the date of termination and such Bonuses shall continue to be subject to the terms of the Plan notwithstanding its termination.

10.  Indemnification of Committee
In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, each of the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Bonus made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding to the maximum extent permitted by law.

11.  General Provisions
          11.1 The establishment of the Plan shall not confer upon the Chief Executive Officer any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

          11.2 The Plan does not constitute an inducement or consideration for the employment of the Chief Executive Officer, nor is it a contract between the Corporation, or any Subsidiary, and the Chief Executive Officer. Participation in the Plan shall not give Chief Executive Officer any right to be retained in the employ of the Corporation or any Subsidiary.

          11.3 Nothing contained in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

          11.4 The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

                               EXHIBIT B

                       THE SHERWOOD GROUP, INC.
                     1996 EXECUTIVE INCENTIVE AWARD PLAN

1.   General Purposes of Plan

The Sherwood Group, Inc. 1996 Executive Incentive Award Plan is designed to
(i) assist The Sherwood Group, Inc. and its Subsidiaries in attracting, motivating, and retaining the senior executive officers most critical to the long-term success of the Corporation and its Subsidiaries, (ii) promote the identification of their interests with those of the Corporation's shareholders, and (iii) enable the Corporation to pay an annual bonuses which are based upon the achievement of specified levels of performance and deductible for purposes of federal income taxation.

2.   Definitions

Terms not otherwise defined herein shall have the following meanings:

          2.1 "Award Period" means the Corporation's fiscal year, except to the extent the Committee determines otherwise, provided that the last day of an Award Period must be the last day of the Corporation's fiscal year.

          2.2  "Board" means the Board of Directors of the Corporation.

          2.3 "Chief Executive Officer" means the person designated as chief executive officer of the Corporation by the Board from time to time.

          2.4   "Code" means the Internal Revenue Code of 1986, as amended.

          2.5 "Committee" means the committee appointed by the Board to establish and administer the Plan as provided herein; provided, that the Committee shall have two or more members and each member of the Committee shall be an "outside director" as defined for purposes of Section 162(m) of the Code. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

          2.6 "Compensation Pool" means with respect to each Award Period, an amount equal to 4.25% of the Net Income of the Corporation for the Award Period.

          2.7 "Corporation" means The Sherwood Group, Inc. and its successors and assigns and any corporation which shall acquire substantially all of its assets.

          2.8 "Incentive Award" means the share of the Compensation Pool paid to a Participant for an Award Period, as recommended by the Chief Executive Officer and as determined by the Committee in the manner described in Sections 3 and 5 hereof.

          2.9 "Incentive Award Amount" means with respect to each Participant, the amount, expressed as a percentage, of the Compensation Pool which he or she may be paid as an Incentive Award, as recommended by the Chief Executive Officer and as established by the Committee pursuant to Section 5.1.

          2.10 "Net Income" means the consolidated pre-tax net income of the Corporation, as determined in accordance with generally accepted accounting principles, after adjustment to exclude or include unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, and not taking into account the payment or accrual of a cash bonus for the Chief Executive Officer for the relevant period or the payment or accrual of the Incentive Awards under this Plan.

          2.11 "Participant" means a "covered employee" within the meaning of Section 162(m) of the Code who is a vice chairman, chief administrative officer, or an executive or senior vice president of the Corporation and eligible to receive an Incentive Award, subject to the terms of the Plan including without limitation the restrictions provided in Section 5.1 of the Plan, except the Chief Executive Officer of the Corporation and except any "covered employee" who receives substantially all his compensation from the Corporation and its Subsidiaries in the form of commissions .

          2.12 "Performance Goals" shall be based upon the following factors: goals for the Award Period recommended by the Chief Executive Officer and as set by the Committee within 90 days of the commencement of such Award Period for Net Income, gross revenues and expenses.

          2.13 "Plan" means The Sherwood Group, Inc. 1996 Executive Incentive Award Plan.

          2.14 "Subsidiary" means a corporation of which at least 540% of the total combined voting power of all classes of stock is owned by the Corporation either directly or through one or more other subsidiaries and shall also include any partnership the results of which are consolidated with those of the Corporation for accounting purposes under generally accepted accounting principles.

3.        Administration

Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, determinations regarding whether to make Incentive Awards, the terms of all Incentive Awards, the Participants who receive Incentive Awards, the time or times at which Incentive Award Amounts are established, the Award Period to which each Incentive Award shall relate, and the actual dollar amount of any Incentive Award and whether the entitlement to any Incentive Award shall be subject to the approval of stockholders. The determinations of the Committee pursuant to this authority shall be conclusive and binding. The Committee may, in its discretion, authorizes the Chief Executive Officer of the Corporation to act on its behalf, except with respect to matters which are required to be certified by the Committee under the Plan, or by Code Section 162(m) and or the regulations promulgated thereunder.

4.        Eligibility

Incentive Awards may be made only to a Participant who is not paid a bonus pursuant to the Corporation's CEO Bonus Plan or any successor plan, with respect to that Award Period.

5.   Incentive Awards; Terms of Awards; Payment

          5.1 No later than 90 days after the commencement of an Award Period and upon the recommendation of the Chief Executive Officer, the Committee shall, in its sole discretion, establish in writing an Incentive Award Amount for each Participant for such Award Period based on attainment of the Performance Goals established by the Committee. For this purpose, each Participant may be identified in terms of position or title held, or base salary paid, during that Award Period, or by such other means as the Committee may deem appropriate. The sum of all Incentive Award Amounts for an Award Period shall not exceed 100% of the Compensation Pool under any circumstances, and any elimination or reduction of an Incentive Award Amount shall not result in an increase in the Incentive Award payable to any other Participant. A Participant shall not receive an Incentive Award Amount in excess of 25% of the Compensation Pool, except that the Participant with the highest base salary for an Award Period determined as of the date the Committee establishes the Incentive Award Amount, shall not receive an Incentive Award Amount in excess of 50% of the Compensation Pool and provided that, in all events, only the three Participants with the highest base salary for an Award Period determined as of the date the Committee establishes the Incentive Award Amount shall be eligible for an Incentive Award.

          5.2 As soon as practicable following the end of an Award Period, but in all events prior to making paying any Incentive Awards, the Committee shall compute and certify in writing the size of the Compensation Pool for that Award Period. In performing such computation, the Committee may rely upon financial statements supplied by the Corporation's officers, provided that the Committee believes such statements to have been prepared in accordance with generally accepted accounting principles.

          5.3 As soon as practicable following the Committee's completion of the actions specified in Section 5.2, the Committee shall certify in writing the Incentive Award, if any, to be made to each Participant for that Award Period and shall authorize the Corporation to make such Incentive Award to each Participant in accordance with the terms and conditions of the Plan.

          5.4 The Committee may, in its sole discretion, determine not to make an Incentive Award or reduce an Incentive Award below the applicable Incentive Award Amount, without the consent of a Participant. The Committee can require as a condition to the receipt of an Incentive Award that the Participant be employed by the Corporation or a Subsidiary as of the last day of the Award Period to which the Incentive Award relates.

          5.5 Incentive Awards shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation's payroll practices as in effect from time to time.

          5.6 The Committee, subject to such terms and conditions as it may determine, and a Participant pursuant to any deferred compensation plan of the Corporation, shall have the right ability to defer the payment of an Incentive Award; provided, in either case, that any additional amounts credited to such deferred payment will be based either on a reasonable rate of interest or the actual rate of return of one or more predetermined actual investments.

6.        Transferability

Until paid to a Participant, Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

7.        Termination or Amendment

The Board may amend, modify or terminate the Plan in any respect at any time without the consent of the Participants.

8.   Effectiveness of Plan and Awards

The Plan shall be void ab initio unless the Plan is approved by a vote of the Corporation's stockholders at the first meeting of the Corporation's stockholders following adoption of the Plan by the Board.

9.        Effective Date; Term of the Plan

Subject to stockholder approval pursuant to Section 8, the Plan shall be effective as of June 1, 1996 and the first Award Period shall be fiscal year commencing in 1996. The Plan shall remain in effect until terminated by the Board pursuant to Section 7. No Incentive Awards may be made under the Plan after its termination, provided that termination of the Plan shall not affect any Incentive Awards payable on or after the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination.

10.  Indemnification of Committee

In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, each of the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding to the maximum extent permitted by law.

11.  General Provisions

          11.1 The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

          11.2 The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation, or any Subsidiary, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Corporation or any Subsidiary.

          11.3 Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

          11.4 The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

                  The Sherwood Group, Inc.

The undersigned hereby appoints Carl H. Hewitt, John P. Duffy and Thomas Neumann and each of them, with full power of substitution, as proxies for the undersigned, to
attend  the  annual  meeting   of stockholders of The
Sherwood Group, Inc. (the "Company"), to be held at the Company's offices at 10 Exchange Place Centre, Jersey City, New Jersey 07302, 15th Floor on October 22, 1996, at 4:00 p.m., New York City time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. / / For or / / Withhold Authority to vote for the following nominees for election as Class 3 directors:

                            Carl H. Hewitt
                            John P. Duffy
                            Thomas Neumann

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)




2. Approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1997.

               /  / For or /  / Against or /  / Abstain

3.  Approval of The Sherwood Group, Inc. 1996 CEO Bonus Plan.
               /  / For or /  / Against or /  / Abstain

4.  Approval  of  The  Sherwood Group, Inc. 1996 Executive Incentive
    Award Plan.

              /  / For or /  / Against or /  / Abstain

5. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

     The Proxies will vote as specified herein or, if a choice is not specified, they will vote For the nominees listed in Item 1, For the proposal set forth in Item 2, For the proposal set forth in Item 3, For the proposal set forth in Item 4 and in their discretion with respect to the matters referred to in Item 5.

  This Proxy is solicited by the Board of Directors of the Company.

                                   Receipt of the Notice of Annual Meeting of
                                   Stockholders, Proxy Statement dated
                                   September 10, 1996 and Annual Report to
                                   Stockholders is hereby acknowledged:
                                   Date:_____________________________, 1996
                                   ___________________________________
                                   ___________________________________
                                   ___________________________________
                                   ___________________________________
                                              (Signatures)
                                  (Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.)